UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 27, 2014, Samson Oil and Gas USA, Inc. as borrower, with its parent, Samson Oil & Gas Limited (the “Registrant”), and its subsidiary, Samson Oil and Gas Montana, Inc. as guarantors, entered into an agreement (the “Credit Agreement”) for a $25 million secured loan facility (the “Facility”) with Mutual of Omaha Bank, as lender and administrative agent. The initial borrowing base under the Facility is $8.0 million. The loan proceeds may be used for general corporate purposes. The proceeds are currently being used to fund Samson’s ongoing drilling program in the North Stockyard project in North Dakota.

The Credit Agreement contains a number of negative covenants that, among other things, restrict, subject to certain exceptions, the ability of the borrower and its subsidiaries to incur additional indebtedness and their ability to create liens on assets, enter into sale and leaseback transactions, engage in mergers, liquidations and dissolutions, or sell assets.

The Facility matures on January 27, 2017.

Loans under the Credit Agreement bear interest at a rate equal to, at the option of the borrower, either (i) the base rate, defined as the highest of the Mutual of Omaha Bank prime rate or the federal funds rate, in each case plus 2.25%, or (ii) the eurodollar rate, defined as the London interbank offered rate, or LIBOR, plus 3.75%.

The foregoing description of the Credit Agreement and the Facility is qualified in its entirety by reference to the text of the Credit Agreement, which is filed herewith as Exhibit 10.1 to this Report and is incorporated in this Report by reference.

On January 27, 2014, the Registrant issued a press release announcing entry into the Credit Agreement (see Exhibit 99.1).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits to the Registration Statement are being filed with this report:

Exhibit
Number	Description
10.1	Term Loan Credit Agreement dated January 27, 2014 among Samson Oil and Gas USA, Inc. as borrower, Samson Oil & Gas Limited and Samson Oil and Gas Montana, Inc. as guarantors, and Mutual of Omaha Bank as lender and administrative agent.
99.1	Press Release dated January 27, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2014

Samson Oil & Gas Limited

By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

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